Exhibit 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

under Section 906 of the Sarbanes‑Oxley Act of 2002

(18 U.S.C. Section 1350)

Each of Michael J. Kasbar, the Chairman, President and Chief Executive Officer of World Fuel Services Corporation (the “Company”), and Ira M. Birns, Executive Vice President and Chief Financial Officer of the Company, hereby certifies for the purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code that, to the best of his knowledge,

(i)the Annual Report on Form 10‑K of the Company for the fiscal year ended December 31, 2015 (the “Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and

(ii)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 16, 2016

Cha
/s/ MICHAEL J. KASBAR
Michael J. Kasbar Chairman, President and Chief Executive Officer

/s/ IRA M. BIRNS
Ira M. Birns Executive Vice President and Chief Financial Officer